UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K/A

_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 10, 2014

_________________________

INVISA, INC.

(Exact name of registrant as specified in its Charter)

Nevada	000-50081	65-1005398
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1800 2nd Street, Suite 965

Sarasota, FL 34236

(Address of principal executive offices)

(941) 870-3950

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 10, 2014, we filed a Current Report on Form 8-K reporting that on November 10, 2014, we had closed our acquisition of all of the ownership interests in Uniroyal Engineered Products, LLC (“UEP”) and all of the ordinary common stock of Engineered Products Acquisition Limited (“EPAL”).

This Form 8-K/A amends the Form 8-K that we filed on November 10, 2014 to provide certain more detailed information about the two companies subject to such acquisitions and to include UEP’s audited financial statements for the years ended December 30, 2012 and December 29, 2013 and EPAL’s audited consolidated financial statements for the year ended December 31, 2013, together with the unaudited condensed financial statements as of June 29, 2014 and June 30, 2013 and the unaudited pro forma consolidated financial information related to our acquisitions required by Items 9.01(a) and 9.01(b) of Form 8-K.

Forward Looking Statements: Statements in this Current Report that are not strictly historical in nature constitute “forward looking statements.” Such statements include, but are not limited to, statements about Invisa, UEP, EPAL and/or the combined entity, events occurring after the date hereof and any other statements relating to the post-acquisition company or activities or opportunities pre or post acquisition. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or any similar expression. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Invisa, UEP, EPAL and/or the combined entity to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to the benefits, risks, uncertainties, difficulties or delays related to the acquisitions and activities or conduct of the businesses after the acquisitions. All forward-looking statements are qualified in their entirety by this cautionary statement, and none of Invisa, UEP nor EPAL undertakes any obligation to revise or update this press release to reflect events, developments or circumstances after the date hereof.

Business

UEP

General

UEP is the successor to a long line of businesses that have manufactured vinyl coated fabrics. Its best known brand, Naugahyde®, is the product of many improvements on a rubber-coated fabric developed a century ago in Naugatuck, Connecticut. UEP designs, manufactures and markets a wide selection of vinyl coated fabric products under a portfolio of nationally recognized brand names. We believe that it has continued to be a leading supplier in its marketplace because of its ability to provide specialized materials with performance characteristics customized to the end-user specifications, complemented by technical and customer support for the use of its products in manufacturing.

Products

UEP’s products have undergone considerable evolution and today are distinguished by superior performance in a wide variety of applications as alternatives to leather, cloth and other synthetic fabric coverings. UEP’s product lines consist of more than 600 SKUs with combinations of colors, textures, patterns and other properties. UEP’s products are differentiated by unique protective top finishes, adhesive back coatings and transfer print capabilities. Additional process capabilities include embossing grains and patterns, and rotogravure printing.

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UEP’s Naugahyde vinyl coated fabrics products have various high performance characteristics and capabilities. They are durable, stain resistant, easily processed, more cost-effective and better performing than traditional leather or fabric coverings. UEP’s products are frequently used in applications that require rigorous performance characteristics such as automotive and non-automotive transportation, certain indoor/outdoor furniture, commercial and hospitality seating, healthcare facilities and athletic equipment. Materials manufactured by UEP come in a wide range of colors and textures and can be hand or machine sewn, laminated to an underlying structure, thermoformed to cover various substrates or made into a variety of shapes for diverse end-uses.

The automotive sector represented approximately 44% of the total sales of UEP in 2013. UEP’s products are used primarily in the following automotive applications:

•	Seating
•	Door panels
•	Head and arm rests
•	Security shades
•	Components

The transportation and contract sector represented 38% of UEP’s 2013 sales and primarily consisted of seating products for original equipment manufacturers of non-automotive and light truck vehicles in the following five categories:

•	Personal watercraft, ATV’s, snowmobiles, golf carts
•	Light and heavy industrial equipment and agricultural equipment (tractors, bulldozers)
•	Recreational vehicles, vans and motor homes
•	Heavy and medium trucks
•	Mass Transit (trains, buses)

The distribution market sector represented approximately 17% of UEP’s 2013 sales and consists primarily of nationwide sales of the standard Naugahyde product line to local furniture shops, smaller furniture manufacturers and companies serving the hospitality and automotive and marine aftermarkets for refurbishing and replacement. The sales organization employed to service this market is a network of approximately 40 distributor locations.

Products are developed and marketed based upon the performance characteristics required by end-users. For example, for recreational products used outdoors, such as boats, personal watercraft, golf carts and snowmobiles, a Naugahyde product designed primarily for durability and weatherability is used. UEP also manufactures a line of products called BeautyGard®, with water-based topcoats that contain agents to protect against bacterial and fungal micro-organisms and can withstand repeated cleaning, a necessity in the restaurant and healthcare industries. These topcoats are environmentally friendlier than solvent-based topcoats. The line is widely used in hospitals and other healthcare facilities. Flame and smoke retardant Naugahyde vinyl coated fabrics are used for a variety of commercial and institutional furniture applications, including hospitals restaurants and residential care centers and seats for school busses and aircraft. In its Stoughton, Wisconsin plant UEP has two production lines that produce coated fabrics in more than 1,200 colors, textures, patterns and other properties.

UEP believes that it is one of the few manufacturers that can produce vinyl coated fabrics and laminated composites through a continuous cast manufacturing process. The continuous cast method yields a material with a soft finish, deep grain pattern, wide temperature tolerance range and high malleability factor for thermoforming. In addition, UEP possesses plastisol-compounding capability, a variety of proprietary formulations and highly versatile finishing processes. UEP believes that its products are differentiated in the market by unique protective topcoat finishes and adhesive back coats, as well as rotogravure printing, which imparts multiple features, character prints and non-registered prints. UEP also has the in-house capability to perform transfer printing as well as micro-perforation, which provides product breathability.

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UEP owns the following proprietary brands and trademarks:

•	All-American®
•	BeautyGard®
•	Chameá™
•	Flame Blocker™
•	Naugaform®
•	Naugahyde®
•	NaugaSatin ™
•	NaugaSoft®
•	NaugaSylk™
•	Spirit Millennium®

UEP’s management believes that UEP is the industry’s technology leader in continuous cast formable products (versus a simple cut-and-sew process). UEP maintains its leadership through a strong research and development effort that provides strong product development capability. This yields enhanced product characteristics, lower cost of material combinations and new proprietary product formulations. UEP estimates that approximately 40% of its non-automotive sales relate to products developed to customer specifications.

UEP achieved ISO 9001:2008 status in 1999 and has renewed it annually since then.

UEP maintains its process technology as trade secrets. It holds no patents.

Research and Development

UEP is actively engaged in research and development programs designed to develop new products, manufacturing processes, systems and technologies, while reducing costs to customers and enhancing existing product lines. We believe that investment in research and development has been an important factor in establishing and maintaining UEP’s competitive position in many of the specialized niche markets in which its products are sold. Product performance capabilities and characteristics are continually adjusted to meet customer needs. UEP spent $764,988 for research and development in 2012 and $764,952 in 2013.

Competition

UEP competes primarily on the basis of style, color, product breadth and quality, as well as price and customer service.

The vinyl coated fabrics market in North America is highly fragmented. The uses of vinyl coated fabrics include automotive, furniture, industrial, protective clothing, wall coverings, book coverings, non-automotive transportation and awnings and tents.

End users of UEP’s non-automotive products include John Deere, Caterpillar, Applebee’s, Polaris and Freightliner. 32.6% of UEP’s non-automotive sales in 2013 were contributed by its top 25 customers. UEP’s automotive customers and end users include BOS Automotive Products, Faurecia Automotive Seating, Johnson Controls Inc., Lear Corporation, PolyOne Automotive Solutions, Ford, General Motors, Daimler-Benz and Harley Davidson. UEP’s largest customer contributed approximately 25% to its total sales in 2013.

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The following table sets forth product applications in the markets in which UEP actively competes and UEP’s competitors in those markets.

Markets	Key Uses	Primary Competitors
Automotive	Interior components Seating applications Security shades	Canadian General-Tower Limited Haartz Corporation Morbern, Inc.
Transportation and Contract	ATV/snowmobile/PWC/golf carts Heavy/light equipment RVs/motor homes	Canadian General-Tower Limited Morbern, Inc. Spradling International Inc.
Distribution	Approximately 40 distributor and reseller locations	OMNOVA Solutions Morbern, Inc.
Contract	Office/contract/institutional furniture Restaurant booth /medical/dental/salon	OMNOVA Solutions Morbern, Inc. Spradling International Inc.
Other	Home furnishings/dinettes	Enduratex Spradling International Inc.

UEP’s sales are made in the following sectors: automotive, transportation and contract, distribution and other. The 2011, 2012 and 2013 sales from each market segment were as follows:

Sector	2011 Net Sales	2012 Net Sales	2013 Net Sales
Automotive	50.4%	48.3%	43.6%
Transportation and Contract	32.8%	33.6%	38.1%
Distribution	16.2%	17.6%	17.2%
Other	0.6%	0.5%	1.1%

Marketing

Products are developed and marketed based upon the performance characteristics required by end-users. UEP currently serves over 700 non-automotive customers through direct sales to industrial customers and through four salesmen and a distributor network, 16.4 percent of UEP’s non-automotive sales in 2013 were made through distributors. UEP serves its automotive customers through sales staff in Nappanee, Indiana and Detroit.

UEP maintains a website for its principal non-automotive products at www.naugahyde.com.

Raw Materials

The principal raw materials for UEP’s coated fabrics are casting paper, knit fabric, PVC plastic resins, pigments and plasticizers. UEP has multiple sources for these materials.

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Wardle Storeys

General

EPAL is a holding company for the wholly owned operating subsidiaries doing business as Wardle Storeys.

Wardle Storeys, based in Earby in the Northwest of England, is a leading manufacturer of polymer films and coated fabrics. Like UEP, it is a successor to businesses that were founded over a century ago. With a focus on surface design and technical product innovation, Wardle Storeys supplies international markets in several sectors.

Products

Wardle Storeys engages in the manufacture and supply of polymer films and coated fabrics. It offers products for various interior trim components, including instrument panels, door casings, seating, gear lever and steering column gaiters, headliners, and load space covers; and vinyl sheeting that is used in medical, nuclear protection, personal protection, moisture barriers, pool liners, pram and nursery, cinema screens, and decorative surface applications.

Wardle Storeys also provides hi-loft, anti-squeak finishes, automotive foils and coated fabrics for car interiors, contract furniture/upholstery seating materials, marine internal linings and trims, and healthcare coverings.

Wardle Storeys is a long-established supplier to the global automotive industry. It designs, develops and manufactures an extensive range of products to meet customer process requirements and OEM (original equipment manufacturer) specifications.

For the automotive market Wardle Storeys manufactures products for interior trim components from floor to headliner which are produced to meet specific component production requirements such as cut and sew, vacuum forming/covering, R&S (Riders and Sliders) Rim, compression molding, and high frequency welding. Some products are supplied with micro perforations, which are necessary on most compression molding processes. Materials can also be combined with polyurethane or polypropylene foam laminated with either flame or hot melt adhesive for seating, fascia and door applications.

As a committed supply partner in a global market, Wardle Storeys seeks to ensure that every product fully meets customer requirements of specification, reliability and performance. Wardle Storeys achieved ISO TS 16949 status in February 2004, and is approved to the European Council Directive 96/98 EX on Marine Equipment as amended for Module D Production Quality Assurance.

With a focus on surface design and technical product innovation, Wardle Storeys supplies international markets in many sectors including the following:

Sector	Products
Automotive	foils and coated fabrics for car interiors
Contract furniture / upholstery	high performance seating materials
Marine	internal linings and trim
Healthcare	protective coverings and laminates
Child care	printed polymer sheeting
Transportation	bus seat covering material
Industrial Equipment	materials for industrial applications

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Wardle Storeys believes that is also a market leader in the manufacture of vinyls for use in the manufacture of pram and nursery products.

Wardle Storeys’ well established brand names include: Amblon®, Ambla®, Velbex®, Cirroflex®, Vynide® and Plastolene®. Wardle Storeys manufactures expanded PVC on three coating lines. The characteristics and products of these brands are described in the following chart.

Coating Line	Brand	Characteristics/Products
Spread Coating	Amblon	Amblon is the trade name for unsupported expanded vinyl for applications such as fascias, door panels, seat backs and trim. Amblon is suitable for vacuum forming, vacuum covering and other related polyurethane foam processes.
	Ambla	Ambla is the trade name for supported expanded vinyl using various backing fabrics. Ambla is supplied for applications such as seating, head rests, gear lever gaiters, consoles and door panels. It is suitable for cut and sew, stick down, and certain vacuum forming processes.
Calendering	Velbex	Velbex is an unsupported solid vinyl sheeting product supplied for products such as sun visors, floor mats and water shedders. It is suitable for high frequency, ultrasonic and vibrational welding techniques.
Lamination	Cirroflex / Vynide	Cirroflex and Vynide are solid vinyl sheeting products supported by a range of woven, knitted and non-woven fabrics. Cirroflex is used in areas where a lighter weight product is required, such as headlining and seating. Vynide is used in areas where a more robust material is required, such as piping and gear level applications.
	Plastolene	Plastolene is a solid vinyl sheeting reinforced with woven or warp knitted scrims. It is supplied for interior security covers and general strengthening applications and is suitable for all welding techniques.

For automotive products each material is produced to specific OEM requirements and can be modified to suit individual process needs, generating performance based products required to produce Tier 1 components. This involves close cooperation with all parties at the beginning of new programs, where new technologies/materials can be introduced and product development is required to achieve component production and in performance requirements.

Wardle Storeys maintains its process technology as trade secrets. It holds no patents.

Research and Development

In-house design and innovative product development are key features of Wardle Storeys’ export-oriented business. Its in-house design studio enables Wardle Storeys to develop new designs for customers and then deliver them in sample form or by computer-aided design (CAD).

Wardle Storeys’ in-house design team has access to a vast range of grain, prints and surface effects, which are constantly evolving and increasing. Further trends are captured and expressed in Wardle Storeys’ own concept work and exclusive designs are developed from customer requests. Wardle Storeys’ CAD systems allow fast creation and display of design innovation. “Drape” software enables computer generated designs to be shown in situ in interiors of vehicles before the expense of production is incurred. A silicone cast surface-modeling system permits the transfer of material surface finishes, including leather and fabrics, onto vinyl foils for customer review before investment in tooling. Diverse production systems and equipment create an extensive automotive product range. Hi-Loft and anti-squeak finish (ASF) are examples of product developments providing customers with cost reduction and material performance enhancements.

Wardle Storeys spent approximately $502,203 in 2013 and $566,642 in 2012 for research and development.

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Competition

Approximately 85% of Wardle Storeys’ revenue for 2013 was derived from automotive customers. The automotive concentration has been a mainstay of Wardle Storeys for more than 25 years. The remaining 15% was from customers supplying industrial sectors such as contract upholstery (restaurants, stadiums, and airports), marine, healthcare, and industrial equipment.

Markets	Key Uses	Primary Competitors
Automotive	interior components seating applications security shades	Benecke-Kaliko AG Hornschuch Group GmbH Vulcaflex S.p.A.
Industrial / contract	contract upholstery marine healthcare industrial	Hornschuch Group GmbH Alcor Gislaved Folie AB Griffine Enduction

Marketing

For the automotive industry Wardle Storeys has a direct sales team of five salespersons who deal with OEMs, a Tier 1 support manager and agents and distributors to support activity in the four main market areas of the U.K., Germany, Turkey and Italy. For industrial products in the UK, Wardle Storeys sells both direct to end users and also via non-exclusive distributors. The direct sales team consists of three persons based in the UK.

For industrial sales in other countries, Wardle Storeys uses agents and an independent distribution network, primarily in Scandinavia, France, Germany and Hong Kong. The industrial business is supported mainly from stock and via a catalogue. The major brand name for the industrial products is Ambla, and Wardle Storeys maintains a separate website for this business at www.ambla.com.

Wardle Storeys’ top 25 customers account for approximately 89% of its sales. No individual automotive customer represented more than 12% of its total sales, and no single industrial customer accounted for more than 8% of its total sales in 2013.

Raw Materials

The principal raw materials for Wardle Storeys’ foils and coated fabrics are casting paper, knit fabric, PVC resins and plasticizers. Wardle Storeys has multiple sources for most of these materials.

Both Companies

Employees

UEP and Wardle Storeys maintain stable, experienced and productive workforces, currently employing a total of 190 employees at UEP and 220 at Wardle Storeys.

Most of the employees of UEP and Wardle Storeys who are involved in the production process are located at manufacturing facilities in Stoughton, Wisconsin and Earby, England. The production employees at the Stoughton, Wisconsin facility are represented by Local 1207 of the United Steel Workers (formerly P.A.C.E). The term of the collective bargaining agreement for UEP’s represented employees extends to March 2018. Most of the employees at Wardle Storeys’ Earby facility are represented by UNITE. The collective bargaining agreement with UNITE does not specify a termination date.

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Costs of Environmental Compliance

Both UEP and Wardle Storeys believe that they are in compliance with all applicable environmental laws and regulations. Neither company has made any material expenditure to maintain such compliance during the past two fiscal years, nor does either company anticipate having to make any material expenditure to maintain such compliance in the foreseeable future.

Wardle Storeys aims to comply with all existing regulatory legislation at European, national and local levels and adopts a positive stance in anticipating future, more stringent regulatory requirements. It endeavors to minimize waste throughout the production facility with better utilization of raw materials, energy and water and to prevent at the source the emission of pollutants into the environment. Wardle Storeys is committed to continual improvements in environmental performance, and it achieved ISO 14001 status in 2000.

Anticipated Synergies of the UEP and Wardle Storeys Businesses

The acquisition by Invisa combines UEP with Wardle Storeys, creating one of the top-ten vinyl coated fabric suppliers in the world. The combination is a vinyl coated fabrics company with over $100 million in annualized sales. Approximately two-thirds of the revenue generated by the combined companies is from automotive OEMs and suppliers, and one-third is from other sources, including transportation, recreational and industrial customers.

The combination occurs at a time when the automotive markets are gaining momentum in both America and Europe. Also, the companies believe that there are significant synergistic opportunities in purchasing, as well as cross-fertilization in selling opportunities and design and technology exchanges.

UEP has been exploring international growth opportunities, particularly in Europe, to expand its automotive and non-automotive business markets. The business combination with Wardle Storeys is expected to complement UEP’s technical expertise and access to customers abroad. This should enable the combined company to improve its market share in both the automotive and non-automotive industries.

A predecessor of UEP formerly operated a manufacturing site for Naugahyde products in the UK, which was eventually sold. UEP anticipates that Wardle Storeys’ well-established sales networks could help reinvigorate the brand in the UK and Europe.

The companies anticipate that the integration of their design team will enable them to offer an unprecedented choice of colors and patterns in non-automotive products.

Description of Property

UEP leases its production facility and headquarters in Stoughton, Wisconsin (near Madison). The term of its lease extends to October 31, 2033 with an option to renew the lease for an additional five years. This facility consists of an approximately 230,000 square foot building with production, laboratory and administrative office space and a warehouse. UEP also leases several nearby buildings used for storage. The plant achieved ISO 9001:2008 certification and renews this certification on an annual basis. Major equipment at the production facility includes two cast coating lines, five rotogravure printers, four paper reconditioning machines one buffer, four standard embossers, one GAP embosser, two micro-perforators, nine inspection stations with automatic data collection, bulk material handling systems and warehouse bar coding and locator systems. Laboratory facilities at the Stoughton facility replicate the production floor capabilities and enhance UEP’s research and development capability.

UEP has two efficient, major cast coating production lines that produce vinyl coated fabrics in more than 1,200 different colors, patterns and textures through a proprietary manufacturing process. 2013 production was approximately 7.8 million linear yards. UEP currently uses approximately 62% of full capacity of the plant.

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Wardle Storeys operates in a leased facility of approximately 250,000 square feet at West Craven Business Park, Earby, Barnoldswick, Lancashire. The term of its lease extends to March 2, 2029. Wardle Storeys achieved ISO TS 16949 status in February 2004, and is approved to the European Council Directive 96/98 EC on Marine Equipment as amended for Module D Production Quality Assurance. Major equipment at the production facility includes three coating lines, six inspection tables, four printers, one calender, three laminators, one embosser, and one perforating process. Current production is approximately 5.6 million linear yards, 700,000 panels and 1.9 million components, representing approximately 60% of full capacity of the plant.

Legal Proceedings

Neither UEP nor Wardle Storeys is involved in any material pending legal proceedings other than ordinary routine litigation incidental to their businesses.

Executive Officers of the Coated Fabrics Segment

UEP is led by a management team with extensive experience. Howard R. Curd, Chairman and Chief Executive Officer, has over 40 years in executive and operational management. Howard F. Curd, President, brings 20 years of experience in investment banking, financing, and mergers and acquisitions. George L. Sanchez, Executive Vice President - Operations, has over 25 years of financial and manufacturing management experience. Bernard A. Wagner, Senior Vice President and Chief Financial Officer, a certified public accountant, has over 30 years of financial management experience, including prior experience as the chief financial officer of public companies. Larry E. Bressler, Senior Vice President of Automotive Sales, has approximately 40 years of experience in new product development and operational management. Ted R. Torres, Senior Vice President of Sales and Marketing for the Company’s core (non-automotive) markets, has over 20 years of domestic and international sales and marketing experience and new product development. UEP has recently bolstered its technology, sales, and operational management to better serve the automotive marketplace.

Wardle Storeys is also led by an equally motivated management team with experience serving their target markets. Stewart Quinn, Director of Operations and Finance, has a background in all aspects of finance with experience including financial, management, manufacturing and commercial accounting roles spread across a number of different market sectors. He is a qualified Chartered Management Accountant. Adrian Howarth is an experienced Manufacturing Manager and has focused heavily on introducing lean manufacturing techniques. Tom Paterson, Automotive Sales Manager, has been with Wardle Storeys since 1979 beginning in quality control, moving into technical services, and serving the last 12 years as Automotive Sales Manager.

Certain Transactions with Related Persons

Prior to the acquisition by Invisa, UEP was a party to an agreement with a company owned by its Chief Executive Officer, which provided for that company to provide management and administrative services to UEP. The management agreement was assigned to Invisa at the time of the acquisition.

During 2013 UEP sold real estate and certain insurance policies for $2,117,098 to a related party owned by the majority owners of UEP. The proceeds were used to reduce UEP’s term debt and line of credit obligations by the same amount. Additionally, as part of the transaction with the related party, UEP leased the real estate it had sold plus additional land from the related company. The term of the lease runs to October 31, 2033.

The Chief Executive Officer of UEP holds four subordinated secured promissory notes dated October 17, 2003, of UEP. The aggregate principal amount of the four notes is $2,000,000. The notes carry an interest rate of 9.25% per annum. Payment of the principal amount, which was due on October 17, 2013, was deferred, with payment of $600,000 being due on October 17, 2017 and $1,400,000 and any other outstanding amounts being due on October 17, 2018. UEP pays an accommodation fee for the deferral of two percent (2%) of the amount of the deferred payment on October 17 of each year until the notes have been repaid in full. The notes are secured by a security agreement providing a lien on all of the assets of UEP but subordinated to the lien of UEP’s senior lender.

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The Chief Executive Officer of UEP also holds a secured promissory note dated December 31, 2013, of EPAL in the amount of approximately $1,348,000 with an interest rate of 6.25% per annum. The maturity date of the note is December 21, 2023. The note is secured by a security agreement granting a lien against all assets of EPAL. He also holds the 50 outstanding shares of EPAL’s preferred shares, having a stated value of approximately $20 million.

UEP is a party to an agreement with its managers, Howard R. Curd and Howard F. Curd, and its former shareholders, who are officers of UEP, whereby the managers and shareholders granted consents and waivers in connection with certain organizational documents of UEP to permit the acquisition by Invisa’s subsidiary, UEP Holdings, LLC. The agreement also provides for the indemnification of the former shareholders by UEP for any proceedings in connection with tax claims arising prior to the closing of the acquisition by Invisa.

UEP has a Split-Dollar Life Insurance Plan, whereby UEP pays premiums for insurance on the lives of Howard R. Curd, Howard F. Curd and George L. Sanchez, Executive Vice President- Global Operations of UEP. Under the plan, UEP has purchased two life insurance policies on the life of Howard R. Curd. Each of the policies has a face amount of $5,000,000. UEP has also purchased life insurance policies under the plan on the lives of Howard F. Curd and George L. Sanchez.

The consideration received by former owners and executives of UEP and EPAL in connection with certain transactions relating to such companies and Invisa is disclosed in the transaction documents filed with the November 10 8-K, which documents are incorporated into this description by reference.

Item 2.03 Creation of a Direct Financial Obligation

In connection with our acquisition of EPAL, Lloyds Bank Commercial Finance Limited (“Lloyds”), EPAL’s senior lender, has required that Invisa, as the ultimate parent of EPAL, guaranty EPAL’s debt to Lloyds under three borrowing instruments. We have entered into the Guaranty required by Lloyds. A copy of the Guaranty is attached as Exhibit 2.1 to this Form 8-K/A and incorporated by reference into this Form 8-K/A. The balance due under the loan agreements that we have guaranteed was approximately $7,896,000 as of January 14, 2015.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited financial statements of UEP for the years ended December 29, 2013 and December 30, 2012, the related statements of comprehensive income (loss), statements of members’ equity and statements of cash flows for the years then ended, the related notes to the financial statements and the related auditor’s report of Baker Tilly Virchow Krause, LLP are attached as Exhibit 99.1 to this Form 8-K/A and are incorporated by reference into this Form 8-K/A. The audited consolidated balance sheet of EPAL for the year ended December 31, 2013, the related consolidated profit and loss account, consolidated reconciliation of movements in shareholders’ funds and consolidated statement of cash flows for the year, the related notes to the consolidated financial statements and the related auditor’s report of KPMG, LLP are attached as Exhibit 99.2 to this Form 8-K/A and incorporated by reference into this Form 8-K/A.

(b)	Unaudited Financial Statements of Business Acquired.

The following unaudited financial information related to the acquisition of UEP and EPAL is attached as Exhibits 99.3, 99.4 and 99.5 to this Form 8-K/A and are incorporated by reference into this Form 8-K/A:

(i)	Unaudited supplemental financial information for EPAL for the year ended December 31, 2013 translated from British Pounds to United States Dollars and presented in the financial format consistent with UEP’s financial statements.

(ii)	Unaudited condensed financial statements of UEP as of June 29, 2014 and June 30, 2013 and the six months ended June 29, 2014 and June 30, 2013.

(iii)	Unaudited condensed financial statements of EPAL as of June 29, 2014 and June 30, 2013 and the six months ended June 29, 2014 and June 30, 2013.

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(c)	Pro Forma Financial Information.

The following unaudited pro forma condensed combined financial information related to the acquisition of UEP and EPAL is attached as Exhibit 99.6 to this Form 8-K/A and is incorporated by reference into this Form 8-K/A:

(i)	Unaudited pro forma condensed combined balance sheet as of June 30, 2014.

(ii)	Unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014.

(iii)	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013.

(iv)	Notes to the pro forma condensed combined financial statements.

(d)	Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K/A:

Exhibit No.	Description

2.1	Guaranty in favor of Lloyds Bank Commercial Finance Limited.
99.1	Audited Financial Statements of UEP for the Years Ended December 29, 2013 and December 30, 2012.
99.2	Audited Consolidated Financial Statements of EPAL for the Year Ended December 31, 2013.
99.3	Unaudited Supplemental Financial Information of EPAL for the Year Ended December 31, 2013 (US Presentation).
99.4	Unaudited Condensed Financial Statements of UEP for the Six Months Ended June 29, 2014 and June 30, 2013.
99.5	Unaudited Condensed Financial Statements of EPAL for the Six Months Ended June 29, 2014 and June 30, 2013.
99.6	Unaudited Pro Forma Condensed Combined Financial Information.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

	By:	/s/ Edmund C. King
Date: January 20, 2015		Edmund C. King
Chief Executive Officer

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